As filed with the Securities and Exchange Commission on July 30, 2004
                                                         Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                        CAPITAL SENIOR LIVING CORPORATION
             (Exact name of registrant as specified in its charter)
             Delaware                                            75-2678809
  (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                           Identification No.)

       14160 Dallas Parkway
            Suite 300
           Dallas, Texas                                          75240
 (Address of principal executive offices)                        (Zip Code)
                             -----------------------

                      1997 Omnibus Stock and Incentive Plan
                      for Capital Senior Living Corporation

                            (Full title of the plan)
                             -----------------------

                             David R. Brickman, Esq.
                       Vice President and General Counsel
                         14160 Dallas Parkway, Suite 300
                               Dallas, Texas 75254
                     (Name and address of agent for service)

                                 (972) 770-5600
          (Telephone number, including area code, of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                   Proposed         Proposed
                                   maximum          maximum          Amount
 Title of           Amount         offering         aggregate          of
securities          to be          price            offering       registration
  to be           registered       per share        price             fee
registered          (1)(2)         (3)(4)           (3)(4)            (4)
-------------------------------------------------------------------------------
Common Stock
($0.01 par       575,000 Shares    $4.43            $2,547,250       $322.74
value per
share)
===============================================================================

(1) The securities to be registered include an aggregate 575,000 shares reserved for issuance under the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, as amended (the "Plan").

(2) Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)  Estimated  solely for purpose of  calculating  the  registration  fee.


(4) Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is calculated to be $4.43, which is the average of the highest and lowest price per share of common stock on the New York Stock Exchange on July 29, 2004.

     Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of Common Stock, par value $0.01 per share, of the Company under the Plan. The Company has earlier filed a Registration Statement on Form S-8 (No. 333-92045) relating to the Plan, the contents of which are hereby incorporated by reference.

                                     PART II


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Company hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

     (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2003.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

     (3) The Company's Current Report on Form 8-K filed with the Commission on January 14, 2004*.

     (4) The Company's Current Report on Form 8-K filed with the Commission on January 18, 2004.

     (5) The Company's Current Report on Form 8-K filed with the Commission on January 29, 2004.

     (6) The Company's Current Report on Form 8-K filed with the Commission on January 30, 2004.

     (7) The Company's Current Report on Form 8-K filed with the Commission on March 3, 2004*.

     (8) The Company's Current Report on Form 8-K filed with the Commission on April 14, 2004*.

     (9) The Company's Current Report on Form 8-K filed with the Commission on May 5, 2004*.

     (10) The Company's Current Report on Form 8-K filed with the Commission on May 25, 2004*.

     (11) The description of the Common Stock of the Company set forth in the Registration Statement on Form 8-A, filed with the Commission on October 3, 1997, including any amendment or report filed for the purpose of updating such description.

----------------------
* Portions of these reports were furnished to the Commission under Item 9, Regulation FD Disclosure, and Item 12, Results of Operations and Financial Condition. Pursuant to General Instruction B(2) and (6) of Form 8-K, the portions of these reports submitted under Items 9 and 12 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and the Company is not subject to the liabilities of that section. The Company is not incorporating by reference those portions of these reports that are not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it will not incorporate by reference those portions of future filings of reports on Form 8-K into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or into this registration statement that are not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 8.  Exhibits.

     (a) Exhibits.

          The following documents are filed as a part of this registration statement.

     Exhibit        Description of Exhibit
     -------        ----------------------

     4.1 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 333-92045))

     4.2 First Amendment to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (included in Exhibit
                    4.1 to the Company's Registration Statement on Form S-8 (No. 333-92045)).

     4.3 Second Amendment to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation

     4.4 Third Amendment to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation

     5.1            Opinion of Jenkens & Gilchrist, a Professional Corporation

     23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

     23.2           Consent of Ernst & Young LLP

     24 Power of Attorney (included with signature page of this Registration Statement)

Item 9.  Undertakings.

A.   The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 30, 2004.

                                         CAPITAL SENIOR LIVING CORPORATION

                                         By:    /s/ David R. Brickman
                                         Name:    David R. Brickman
                                         Title:   VP

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints James A. Stroud and Lawrence A. Cohen, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                   Title                                Date

/s/  Lawrence  A. Cohen     Vice  Chairman of the Board and      July 30, 2004
Lawrence A. Cohen           Chief Executive Officer

/s/ James A. Stroud         Chairman of the Company and          July 28, 2004
James A. Stroud             Chairman of the Board

/s/ Keith N. Johannessen    President, Chief Operating Officer   July 29, 2004
Keith N. Johannessen        and Director

_______________________     Director                             ________, 2004
James A. Moore

_______________________     Director                             ________, 2004
Dr. Victor W. Nee

/s/ Craig F. Hartberg       Director                             July 28, 2004
Craig F. Hartberg

_______________________     Director                             ________, 2004
Jill M. Krueger

/s/ Ralph A. Beattie        Executive Vice President and         July 29, 2004
Ralph A. Beattie            Chief Financial Officer
                            (Principal Financial and
                            Accounting Officer)

                                INDEX TO EXHIBITS


     Exhibit        Description of Exhibit
     -------        ----------------------

     4.1 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 333-92045))

     4.2 First Amendment to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (included in Exhibit
                    4.1 to the Company's Registration Statement on Form S-8 (No. 333-92045))

     4.3 Second Amendment to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation

     4.4 Third Amendment to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation

     5.1            Opinion of Jenkens & Gilchrist, a Professional Corporation

     23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

     23.2           Consent of Ernst & Young LLP

     24 Power of Attorney (included with signature page of this Registration Statement)